Exhibit 10.1

THIRD MODIFICATION TO LOAN AGREEMENT

This THIRD MODIFICATION TO LOAN AGREEMENT (this “Agreement”) is made as of the 23rd day of December, 2019, by and between RANOR, INC., a Delaware corporation (the “Borrower”), and BERKSHIRE BANK, a savings bank organized and existing under the laws of the Commonwealth of Massachusetts (“Lender”), successor by merger to Commerce Bank & Trust Company, in the following circumstances:

A.           Lender has made a term loan to Borrower in the original principal amount of $2,850,000.00 (the “Term Loan”), which Term Loan is evidenced by that certain Promissory Note dated December 20, 2016, made by Borrower in favor of Lender in the stated principal amount of $2,850,000.00 (the “Term Note”) and has made a revolving line of credit loan to the Borrower in the maximum principal amount of $1,000,000.00 (the “Line of Credit” and together with the Term Loan, collectively, the “Loans”), which Line of Credit is evidenced by that certain Promissory Note dated December 20, 2016 made by Borrower in favor of Lender in the stated principal amount of $1,000,000.00 (as amended by the Second Modification to Loan Agreement and First Modification and Allonge to Promissory Note (the “Second Modification”) dated December 19, 2018, the “Line of Credit Note” and together with the Term Note, collectively, the “Notes”). The Notes are governed by the Loan Agreement by and between Borrower and Lender dated December 20, 2016, as amended by that certain First Modification to Loan Agreement dated as of June 6, 2018 and as further amended by the Second Modification (as amended, the “Loan Agreement”). Any capitalized terms used but not expressly defined herein shall be given the same meaning given to such term in the Loan Agreement.

B.            The Notes are secured by a lien on the assets of Borrower pursuant to that certain Security Agreement by and between Borrower and Lender dated December 20, 2016 (the “Security Agreement”). The Notes are further secured by that certain Mortgage, Security Agreement and Financing Statement dated December 20, 2016 made by Borrower in favor of Lender (the “Mortgage”). The Notes are further secured by the unlimited guaranty of TechPrecision Corporation, a Delaware corporation (“Guarantor”) pursuant to that certain Unlimited Guaranty dated as of December 20, 2016 made by Guarantor in favor of Lender (the “Guaranty”).

C.            Borrower has requested that Lender: i) increase the maximum principal amount of the Line of Credit from $1,000,000.00 to $3,000,000.00, ii) modify the borrowing base for the Line of Credit, and iii) reduce the interest rate on the Line of Credit, and Lender has agreed on the condition that the Loan Agreement be modified as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             The Loan Agreement is hereby amended as follows:

1.1           The heading of Section 2 is hereby deleted and the following is inserted in place thereof and substituted therefore:

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“SECTION 2. $2,850,000.00 Term Loan and $3,000,000.00 Revolving Line of Credit Loan.”

1.2           All references to “$1,000,000.00” in Paragraph B in Section 2.1 of the Loan Agreement are hereby deleted in their entirety and “$3,000,000.00” is inserted in place thereof and substituted therefor.

1.3           Section 2.2 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in place thereof and substituted therefor:

“Purpose of the Loans. Subject to the terms and conditions contained herein, (i) the proceeds of the Term Loan shall be used to refinance existing mortgage debt of the Borrower with the balance for general corporate purposes of the Borrower, with all proceeds advanced at the closing, and (ii) the proceeds of the Revolver Loan shall be used to refinance existing indebtedness and for working capital and general corporate purposes of the Borrower.”

1.4           The second paragraph of Section 2.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in place thereof and substituted therefor:

“The Borrower understands that the Bank may use the Borrowing Base (defined below) as a maximum ceiling on loans, measured at the time the request for a Revolver Advance is made.

“Appraised Value” means the value of the Eligible Equipment as set forth on Schedule I attached hereto

“Borrowing Base” means an amount equal to the lesser of (a) $3,000,000.00 or (b) the sum of (i) 80% of the net outstanding amount of Base Accounts, plus (ii) the lesser of (x) 25% of Eligible Raw Material Inventory, and (y) $250,000.00, plus (iii) 50% of the Appraised Value of the Eligible Equipment.

“Base Accounts” means accounts of the Borrower as to which (i) the underlying goods have been sold or services rendered, (ii) the Bank has a security interest, (iii) the Borrower has furnished to the Bank all information reasonably requested by Bank with respect to said accounts, and (iv) the Borrower has billed/invoiced the Account Debtor in the manner required by the contract/agreement with the Account Debtor. The “net outstanding amount of Base Accounts” means the net amount of Base Accounts outstanding after eliminating from the aggregate amount of outstanding Base Accounts the following:

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(i)            Any which is ninety (90) days or more old past invoice date, as shown on the agings of the Borrower’s accounts receivable furnished the Bank from time to time (each of which agings shall be prepared in accordance with generally accepted auditing standards).

(ii)           All accounts of any Account Debtor where 20% or more of the total amount of all accounts of such Account Debtor are past due ninety (90) days past invoice.

(iii)          Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

(iv)          Any which arises out of any sale made on a “bill and hold,” dating, or delayed shipping basis.

(v)           Any which is owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia.

(vi)          Any which is owed by any Related Entity (as defined herein).

(vii)         Any as to which the Account Debtor holds or is entitled to hold any claim, counterclaim, set off, or chargeback.

(viii)        Any which is evidenced by a promissory note.

(ix)           Any which is owed by any person employed by, or a salesperson of, the Borrower.

(x)            Any arising from any contract for which a surety bond has been issued.

(xi)           Any to the extent subject to retainage.

(xii)         Any which is owed by an Account Debtor as to which there has been (A) entry of an order for relief or similar order with respect to such Account Debtor in any proceeding pursuant to the Bankruptcy Code of 1978 as amended, Title 11 United States Code (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; (B) the filing of any complaint, application, or petition by or against such Account Debtor initiating any matter in which such Account Debtor is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; or (C) the calling or sufferance of a meeting of creditors of such Account Debtor.

(xiii)         Any arising from a Government Contract (as hereinafter defined).

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“Eligible Equipment” means the equipment listed on Schedule I attached hereto, provided that in no event shall any equipment be Eligible Equipment unless such equipment is (a) owned by Borrower; (b) free of any liens other than in favor of Bank and (c) not subject to any lease agreement.

“Eligible Raw Material Inventory” means any raw material inventory as reflected on Borrower’s balance sheet.”

1.5           The following new Section 2.6 is hereby inserted in the Loan Agreement:

“2.6	LIBOR Disclaimer of Liability.

The interest rate on LIBOR Loans may be determined by reference to ICE LIBOR. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to ICE for purposes of ICE setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.7 of this Agreement, such Section 2.7 provides a mechanism for determining an alternative rate of interest. The Bank will notify the Borrower pursuant to Section 2.7 in advance of any change to the reference rate upon which the LIBOR Loans is based. However, the Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LIBOR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.7, will be similar to, or produce the same value or economic equivalence of, LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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1.6          The following new Section 2.7 is hereby inserted in the Loan Agreement:

“2.7.	LIBOR Replacement.

(a) If the Bank determines (which determination shall be conclusive and binding upon the Borrower) that (i) deposits of a type and maturity appropriate to match fund LIBOR Loans are not available in the relevant market, or (ii) the interest rate applicable to LIBOR Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining LIBOR Loans, then the Bank shall suspend the availability of LIBOR Loans and require any affected LIBOR Loans to be converted to Base Rate Loans or repaid, in either case subject to the payment of any funding indemnification amounts required, if any, hereunder.

(b) Notwithstanding the foregoing or any provisions in the other Loan Documents, in the event the Bank determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.7(a) have arisen and such circumstances are unlikely to be temporary, or (ii) the circumstances set forth in Section 2.7(a) have not arisen but (A) ICE or any successor Person that takes over the administration and the quoting services of LIBOR Rate (the “LIBOR Administrator”) permanently or indefinitely discontinues its administration and publication of LIBOR Rate for deposits in U.S. dollars, or (B) the LIBOR Administrator, the supervisor of the LIBOR Administrator or a governmental authority having jurisdiction over the Bank has made a public statement identifying a specific date after which LIBOR Rate shall no longer be used for determining interest rates for loans or after which a screen rate for LIBOR Rate will be permanently or indefinitely cease to be published or (C) the supervisor of the LIBOR Administrator has made a public statement that the LIBOR Administrator is insolvent (and there is no successor administrator that will continue publication of LIBOR Rate for deposits in U.S. dollars), or (iii) a rate other than LIBOR Rate has become a widely recognized benchmark rate for newly bank-originated commercial loans in dollars in the U.S. market, then, in each case, the Bank shall notify the Borrower of such an event and shall select, in its sole discretion, as of any such determination date, an alternate rate of interest, together with any spread or adjustment to be applied to such an alternate rate of interest to account for the effects of the transition from LIBOR Rate to such an alternate rate of interest, to replace LIBOR Rate giving due consideration to the then prevailing market convention for determining a rate of interest for comparable bank-originated commercial loans in the United States at such time, such alternate rate to become effective immediately upon notification by the Bank to the Borrower. If deemed necessary by the Bank, the Borrower agrees to enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as Bank may request. Upon the occurrence of any of the above events and until an alternate rate of interest shall be determined in accordance with this Section 2.7(b), any request pursuant to a Revolver Advance that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Loan shall be ineffective and any such Loan shall be automatically continued as or converted to, as the case may be, a Base Rate Loan, and if any request pursuant to a Revolver Advance requests a LIBOR Loan, such Loan shall instead be made as a Base Rate Loan. If the alternate rate of interest determined pursuant to this Section 2.7(b) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

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1.7           The reference in Section 3.4 to “$1,000,000.00” is hereby deleted and “$3,000,000.00” is inserted in place thereof and substituted therefor.

1.8           Clause (a) of Section 6.13 is hereby deleted and “the outstanding balance of the Term Loan, to” is inserted in place thereof and substituted therefor.

1.9           Appendix I is hereby amended by inserting the following new definitions “Adjusted Prime Rate”, “Base Rate”, “Base Rate Loan”, “Federal Funds Rate”, “LIBOR Loan” and “Prime Rate” therein in the appropriate alphabetical order:

“Adjusted Prime Rate” means the Prime Rate, minus seventy (70) basis points.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Federal Funds Rate plus fifty (50) basis points, or (ii) the Bank’s “Prime Rate” as announced from time to time.

“Base Rate Loan” means any of the Loans bearing interest at the Base Rate from time to time.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

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“LIBOR Loan” means any of the Loans bearing interest at the Adjusted LIBOR Rate or at a rate based on the LIBOR Rate from time to time.

“Prime Rate” means, at any time, the variable per annum rate of interest announced on a daily basis by The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) in the “Money Rates” section (or such successor section) as the “Prime”. If the Wall Street Journal publishes more than one Prime Rate, the Prime Rate for purposes of this Agreement shall be the higher or highest of the published rates.

1.10         Appendix I is hereby amended by deleting the definitions of “LIBOR Margin” and “LIBOR Rate” and inserting the following definitions in place thereof and substituted therefor:

“LIBOR Margin” means 2.25%.

“LIBOR Rate” means the greater of (a) the rate of interest per annum in U.S. dollars (rounded upwards, at the Bank’s option, to the next 1/8th of one percent) equal to the London interbank offered rate for deposits in U.S. dollars as administered by the ICE Benchmark Administration Limited (“ICE”, or the successor thereto if ICE is no longer quoting or administering the London interbank offered rate) (“ICE LIBOR”) for the equivalent LIBOR Interest Period as published by ICE (or such other commercially available source providing quotations of ICE LIBOR as designated by Bank from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day on which such LIBOR Interest Period commences and (b) zero percent (0.0%).

1.11       Exhibit 2.1B is hereby deleted in its entirety and the attached Exhibit 2.1B is inserted in place thereof and substituted therefor.

1.12       The Loan Agreement is hereby amended by adding a new Schedule I in the form attached as Schedule I to this Agreement.

1.13       The Loan Agreement is hereby amended by inserting the following at the end of Section 6.10:

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“Notwithstanding anything to the contrary herein, Borrower’s payoff of its obligations to People’s Capital and Leasing Corp (“People’s”) shall not be included in the calculation of any financial covenants herein and the Bank consents to the payoff of all obligations owed to People’s. Furthermore, as long as such obligations owed to People’s are paid off in January, 2020, the debt service requirements related to the People’s financing shall be eliminated for the purpose of the Debt Service Coverage Ratio covenant calculation. In addition, the debt service related to the People’s financing will be eliminated from the trailing twelve-month covenant test starting with the December 31, 2019 covenant test.”

2.             All security for the Loans and Notes now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Loan Agreement as amended hereby, the Security Agreement, the Guaranty, and the Mortgage, as amended in connection herewith, shall be security for the Loans, as amended hereby, and the Notes and for all obligations of Borrower under this Agreement, under the Notes and under the Loan Agreement, as amended by this Agreement.

3.             All references to the Loan Agreement, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, as modified by this Agreement. By signing this Agreement in the space indicated below, Borrower hereby affirms and restates all of the covenants and agreements made and set forth in the Loan Agreement and does hereby warrant, represent and covenant that the representations and warranties in the Loan Agreement are true, accurate and complete in all material respects on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date). ALL OF THE PROVISIONS OF THE LOAN AGREEMENT, AS AMENDED HEREBY, REMAIN IN FULL FORCE AND EFFECT.

4.             By signing this Agreement on behalf of the Borrower in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind Borrower, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

5.             Concurrently with the execution and delivery of this Agreement, Borrower agrees to pay to Lender all reasonable and documented expenses incurred in connection with this Agreement, including without limitation all reasonable legal fees and expenses.

6.             This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns. This Agreement has been made in the Commonwealth of Massachusetts and shall be governed, construed, applied and enforced in accordance with the laws of said Commonwealth without resort to its conflict of laws rules. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement; furthermore, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

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7.             All notices and communications provided for herein shall be in writing and shall be deemed effective when deposited in the United States mail, sent by certified mail, return receipt requested, postage prepaid, at Lender’s and Borrower’s respective addresses set forth in the Loan Agreement, as amended hereby.

8.             IN THE EVENT THAT LENDER BRINGS ANY ACTION OR PROCEEDING IN CONNECTION HEREWITH IN ANY COURT OF RECORD OF MASSACHUSETTS OR THE UNITED STATES IN MASSACHUSETTS, BORROWER HEREBY IRREVOCABLY CONSENTS TO AND CONFERS PERSONAL JURISDICTION OF SUCH COURT OVER BORROWER BY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE UPON BORROWER BY MAILING A COPY OF SUCH SUMMONS, COMPLAINT OR OTHER PROCESS BY CERTIFIED MAIL TO BORROWER AT ITS ADDRESS REFERENCED IN THE LOAN AGREEMENT. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN BORROWER AND LENDER.

9.             This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, email or other electronic format (.pdf or .tif) shall be effective as delivery of a manually executed counterpart of this Agreement.

(Signatures appear on the following page)

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement on the date first above written.

RANOR, INC.

By:	/s/ Thomas Sammons
Name: Thomas Sammons
Title: Vice President, Finance

BERKSHIRE BANK

By:	/s/ Thomas McCarthy
Name: Thomas McCarthy
Title: Vice President

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CONSENT OF GUARANTOR

The undersigned Guarantor of the obligations of the Borrower as further described in the Loan Agreement and the Guaranty (hereinafter the “Obligations”) hereby consents to the execution of the foregoing Agreement, hereby waives any claims, offsets or defenses which might otherwise arise by reason of the execution of the foregoing, and hereby ratifies and affirms the Guaranty, and all agreements securing such Guaranty, all of which shall remain in full force and effect until Borrower’s Obligations have been paid and performed in full to Lender’s satisfaction. The Guarantor further specifically recognizes the Guarantor’s obligations under the Guaranty includes, but is not limited to, the Amended and Restated Promissory Note dated as of the date hereof evidencing the Line of Credit in the stated principal amount of $3,000,000. The undersigned Guarantor hereby agrees that, as of the date hereof, it has no claim or defense of any kind by way of offset or otherwise to the payment and satisfaction in full of Borrower’s or the Guarantor’s obligations under said documents or to the extent that such a claim or defense may exist, the undersigned hereby waives it in consideration of the execution of the Agreement.  The Guarantor further waives any and all defenses arising by reason of (a) any and all amendments or modifications of any documents or instrument, (b) any and all alterations, accelerations, extensions or other changes in the time or manner of payment or performance of Obligations, (c) the release, substitution or addition of any collateral or any guarantees, (d) any failure of the Lender to give notice of default to Borrower or Guarantor, (e) any failure of the Lender to pursue Borrower or any of its property with due diligence, (f) any failure of the Lender to resort to collateral or to remedies which may be available to it, (g) any and all defenses arising out of the relationship of the undersigned to Borrower, and none of the defenses shall operate to release the undersigned as guarantor, (h) all rights of Borrower, and (i) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

The failure or refusal of the Guarantor to execute this Consent of Guarantor shall not void such Guarantor’s Obligations, nor shall such failure or refusal be grounds for any relief of Guarantor from its Obligations.

Dated as of date first above written.

Guarantor:

TechPrecision Corporation

By:	/s/ Thomas Sammons
Name: Thomas Sammons
Title: Chief Financial Officer

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Exhibit 2.1B

AMENDED AND RESTATED PROMISSORY NOTE

$3,000,000.00	Originally dated
December 20, 2016
Amended and restated as of
December ___, 2019

For value received, RANOR, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of Berkshire Bank ("Bank"), successor by merger to Commerce Bank & Trust Company, at the principal office of Bank at 24 North Street, Pittsfield, Massachusetts 01201, or at such other place as the holder hereof shall designate, the lesser of: (a) the principal sum of Three Million US Dollars (US $3,000,000.00), or (b) the aggregate unpaid principal balance of all Revolver Advances made by Bank to Borrower pursuant to the Loan Agreement, dated as of December 20, 2016, as amended by the First Modification to Loan Agreement dated June 6, 2018, as further amended by the Second Modification to Loan Agreement and First Modification and Allonge to Promissory Note dated December 19, 2018 and as further amended by the Third Modification to Loan Agreement dated as of even date herewith, and any extensions, renewals and modifications thereof and any substitutions therefor (the "Loan Agreement"), by and between the Borrower and Bank. All capitalized terms used in this Note shall, unless otherwise defined herein, have the same meanings given to such terms in the Loan Agreement. This Note is the Revolver Note referred to in the Loan Agreement.

The Borrower shall pay interest only on unpaid balances hereunder until paid in full, payable monthly in arrears on the 20th day of each calendar month, commencing January 20, 2017. The aggregate unpaid principal balance of this Note shall be paid, plus any accrued and unpaid interest, on December 20, 2020. Interest on the unpaid principal balance hereof from time to time outstanding shall be a fluctuating rate equal to, at the election of the Borrower, either (i) the Adjusted LIBOR Rate (or the alternate rate of interest determined in accordance with Section 2.7(b) of the Loan Agreement) for successive LIBOR Interest Periods, or (ii) the Adjusted Prime Rate, which fluctuating rate will change when the Prime Rate changes. The Borrower may elect to have the interest rate converted to the Adjusted LIBOR Rate (or the alternate rate of interest determined in accordance with Section 2.7(b) of the Loan Agreement) or to the Adjusted Prime Rate, as applicable, at any time during the term of this Note upon notice to the Bank at least two (2) Business Days prior to the end of the existing LIBOR Interest Period, if the Adjusted LIBOR Rate is in effect, or at least two (2) Business Days prior to the end of the month if any other interest rate is in effect hereunder. All defined terms used herein and not expressly defined herein and shall have the meanings ascribed to them in the Loan Agreement.

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Borrower shall pay to Bank a late charge in the amount of five (5%) percent of each payment due hereunder (other than the balloon payment due at maturity) which is more than ten (10) days in arrears to offset the additional expenses involved in processing delinquent payments. In addition, from and after the date on which this Note becomes, or at Bank’s option, could become due and payable (whether accelerated or not), at maturity, upon default or otherwise, interest shall accrue and shall be immediately due and payable at a rate (the “Default Rate”) which is five percent (5%) per annum greater than the interest rate otherwise in effect hereunder, but in no event higher than the maximum interest rate permitted by law.

This Note shall, at the option of the holder, become immediately due and payable without notice or demand upon demand or, at the election of the Bank, the occurrence and during the continuance of any Event of Default under the Loan Agreement.

Any deposits or other sums at any time credited by or due from the holder to the maker of this Note, and any securities or other property of such maker at any time in the possession of the holder may at all times be held and treated as collateral for the payment of this Note and the payment and performance of any and all other obligations of the maker under this Note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder, and a waiver of any such right on one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This Note is secured by any and all collateral at any time given to the Bank to secure this Note.

Every maker, endorser, and guarantor hereof agrees, jointly and severally, to pay on demand all costs and expenses (including legal costs and reasonable attorneys' fees) reasonably incurred or paid by the holder in enforcing this Note after default. This Note shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as an instrument under seal.

THE PARTIES HERETO IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. THE BORROWER AND THE BANK HEREBY IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY AND AGREE THAT NEITHER, INCLUDING ANY ASSIGNEE OR SUCCESSOR, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE, AND OTHER RELATED AGREEMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NEITHER THE BORROWER, NOR BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE UNDERSIGNED NOR BANK HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

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The Borrower irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, without regard to its conflict of law rules, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, the Loan Agreement, or any other documents executed in connection herewith (the “Loan Documents”), or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts sitting State court or, to the fullest extent permitted by applicable law, in any Federal court sitting therein. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

Borrower hereto irrevocably consent to service of process in the manner provided for notices in Section 11 of the Loan Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or any other Loan Document in any court in the Commonwealth of Massachusetts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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Berkshire Bank/Ranor, Inc.

In case any one or more provisions of this Agreement shall be found by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason or in any respect or circumstance, such invalidity or unenforceability shall not limit or impair the validity or enforcement of any other provision hereof or affect the validity or enforcement of the provisions of this Note under any other circumstances.

This Note and all other Loan Documents (i) represent the sum of the understandings and agreements between the Bank and the Borrower concerning the extension of credit under this Note, (ii) replace any prior oral or written agreements between the Bank and Borrower concerning the extension of credit under this Note, and (iii) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. Any conflict between any of the terms of the Commitment Letter and this Note or any of the Loan Documents shall be governed by the terms of this Note and the Loan Documents. No waiver of compliance with any of the terms and conditions of this Note or the Loan Documents shall be effective unless in writing signed by the Bank. No failure or delay on the part of the Bank in the exercise of any power, right, or privilege hereunder or under or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Note any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Bank retains all rights hereunder notwithstanding any course of conduct to the contrary.

The Borrower agrees, to pay on demand all reasonable and documented costs and expenses of the Bank in connection with the preparation, administration, and enforcement of this Note and the Loan Documents and any other agreement or instruments executed in connection therewith, and any waiver or amendment of any provision hereof or thereof, any “workout” or restructuring under this Note including, without limitation, and reasonable attorney’s fees. The Borrower agrees to indemnify the Bank from and hold them harmless against any taxes, charges, fees and costs which the Bank, in its sole discretion; undertake to pay on behalf of Borrower. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank shall be entitled to recover costs and reasonable attorneys’ fees incurred by such party in the preservation, protection, or enforcement of any rights of the Bank in such a case. The obligations of the Borrower hereunder shall survive payment of this Note and assignment of any rights hereunder.

Borrower waives presentment, demand, notice, protest, notice of acceptance of the Loan Agreement, notice of any loan made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon, all demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note or other evidence of indebtedness and all other demands and notice of any description, except for any notices to be provided to Borrower pursuant to the terms of this Note and/or the other Loan Documents. With respect to both the obligations and the collateral, Borrower assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable.

Third Modification to Loan Agreement
Berkshire Bank/Ranor, Inc.

The Borrower shall, indemnify the Bank (and any sub-agent thereof), and each “Related Party” of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions, (ii) the loan evidenced hereby or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any liability under environmental law related in any way to Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

To the fullest extent permitted by applicable law, the Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated herein, except to the extent that such damages resulted from the gross negligence or willful misconduct of such Indemnitee.

Third Modification to Loan Agreement
Berkshire Bank/Ranor, Inc.

Borrower hereby grants to the Bank a continuing lien, security interest, and right of setoff as security for all of its liabilities and obligations to the Bank under the loan evidenced hereby and the Loan Documents, whether now existing or hereafter arising, upon and against all the deposits, credits, collateral and property of the Borrower (other than payroll accounts, and clients’ trust and other fiduciary accounts or escrows) now or hereafter in the possession, custody, or control of, or in transit to, the Bank. Upon demand, or upon the occurrence and during the continuance of a Default or an Event of Default or upon receipt by the Bank of any legal process, including summons to trustee, relating to any material deposits, credits, collateral or property of the Borrower, in the possession, custody or control of, or in transit to, the Bank, without further demand or notice (any such notice being expressly waived by Borrower), the Bank may set off the same or any part thereof and pay over such sums to the Bank to be applied to any liability or obligation of Borrower, even though unmatured and regardless of the adequacy of any other collateral securing the Loan evidenced hereby. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING THEIR RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

This Amended and Restated Promissory Note amends, restates, supersedes and replaces in its entirety that certain Promissory Note made by Borrower in favor of Bank dated December 20, 2016, as amended by the First Modification to Loan Agreement and First Modification and Allonge to Promissory Note dated December 19, 2018.

(signature page to follow)

Third Modification to Loan Agreement
Berkshire Bank/Ranor, Inc.

Executed as a document under seal as of the date first written above.

RANOR, INC.

By:
Name: Thomas Sammons
Title: Vice President, Finance

Address:

1 Bella Drive

Westminster, MA 01473

Third Modification to Loan Agreement
Berkshire Bank/Ranor, Inc.

SCHEDULE I

Eligible Equipment

Third Modification to Loan Agreement
Berkshire Bank/Ranor, Inc.

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